UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 20, 2013

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York		11101
(Address of principal executive offices)		(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Sirona Dental Systems, Inc. (the “Company”) in its Current Report on Form 8-K filed on November 16, 2012, Mr. Jost Fischer’s retirement as Chief Executive Officer and Chairman of the Board has become effective as of February 20, 2013. Mr. Fischer’s retirement was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of February 20, 2013, Mr. Jeffrey T. Slovin succeeded Mr. Fischer as the Company’s Chief Executive Officer, and Mr. Thomas Jetter, a current member of the Company’s Board of Directors, became non-executive Chairman of the Board.

A copy of the Company’s press release announcing (i) Mr. Fischer’s retirement as the Company’s Chief Executive Officer and Chairman of the Board, (ii) the election of Mr. Slovin as the Company’s successor Chief Executive Officer and (iii) the election of Mr. Jetter as the Company’s non-exectutive Chairman of the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated February 21, 2013, of Sirona Dental Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date: February 21, 2013

	By:	/s/ Jonathan Friedman
Jonathan Friedman
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 21, 2013 of Sirona Dental Systems, Inc.